Exhibit 10.9	Amendment to Prior Employment Agreement dated August 6, 2009

ZAP

AMENDMENT TO PRIOR EMPLOYMENT AGREEMENTS

This amendment (the “Amendment”) is made by and between Steven Schneider (the “Executive”) and ZAP, a California corporation (the “Company” and together with the Executive hereinafter collectively referred to as the “Parties”) on August 6, 2009.

W I T N E S S E T H:

WHEREAS, the Parties previously entered into employment agreements or arrangements in writing, verbally or otherwise, including but not limited to that certain employment agreement, dated October 1, 2003, as amended or extended by the Company in writing, verbally or otherwise, including but not limited to any amendment or extension dated March 30, 2007 (all such agreements collectively referred to herein as the “Agreements”);

WHEREAS, according to the terms of the Agreements, the Executive is be entitled to receive compensation, including salary, bonuses, stock, stock options, warrants or other equity compensation, termination benefits, severance or any other compensation or benefits (together, “Compensation”);

WHEREAS, the Parties intend this Amendment to terminate and supersede any and all Agreements, including but not limited to any agreements or arrangements regarding Compensation, and for any and all Agreements to have no further force and effect;

NOW, THEREFORE, for good and valuable consideration, Executive and the Company agree that any and all prior agreements or arrangements between the Executive and the Company, including the Agreement, are hereby amended as follows:

1.   All Agreements between Executive and the Company are hereby terminated and shall have no further force and effect, and all such Agreements are hereby superseded and replaced by this Amendment.  The foregoing notwithstanding, any options, option agreements, warrants, stock purchase agreements and other equity securities granted or outstanding on the date of this Amendment shall not be amended by this Amendment.

2.   The Executive and the Compensation Committee of the Board of Directors shall negotiate in good faith to determine the terms of a new employment agreement between the Company and Executive (the “New Employment Agreement”), which agreement shall be approved by a majority of the Compensation Committee of the Board of Directors and a majority of the Board of Directors, which majority shall include the Designee of Cathaya Capital, L.P. (as defined in that certain Voting Agreement between the Company and Cathaya Capital, L.P. dated August 6, 2009).

3.   Unless otherwise provided in the New Employment Agreement, on an annual basis prior to the commencement of each fiscal year (the “Next Fiscal Year”), the Compensation Committee of the Board of Directors shall review the performance and Compensation of the Executive in the then current fiscal year and shall make a unanimous recommendation to the Board of Directors regarding Compensation for the Next Fiscal Year.  The Compensation for the Next Fiscal Year shall then be approved by a majority of the Board of

Directors, which majority shall include all members of the Compensation Committee of the Board of Directors.

4.   This Amendment constitutes the full and entire understanding and agreement between the Parties with regard to the subjects hereof, including but not limited to Executive’s Compensation in the current and any future fiscal years, and supersedes any and all prior agreements, including the Agreements,  regarding the subjects hereof.

5.   This Amendment and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns, and legal representatives.

6.   This Amendment will be governed by the laws of the State of California (with the exception of its conflict of laws provisions).

(Signature Page Follows)

IN WITNESS WHEREOF, each of the Parties has executed this Amendment, in the case of the Company by its duly authorized officer, as of the day and year set forth above.

COMPANY	ZAP By: /s/ William Hartman Title: Chief Financial Officer and Secretary Date: August 6, 2009
EXECUTIVE	/s/ Steven Schneider Steven Schneider

[Signature Page to Amendment to Prior Employment Agreements]